Exhibit 99.1
Dollar Tree, Inc. Reports
First Quarter Results

•Net sales grew 7.2% and comparable store net sales increased 3.5%
•Diluted EPS from continuing operations of $1.76
•Adjusted diluted EPS increased 38% to $1.74
•Operating income margin expanded 120 basis points versus Q1 of FY25
•Adjusted operating income margin expanded 110 basis points versus Q1 of FY25
•Returned $595 million to shareholders through share repurchases in Q1
•Q2 quarter-to-date share repurchases totaled $98 million
•Increasing fiscal 2026 adjusted EPS from continuing operations outlook to $6.70 to $7.10
•Q2 fiscal 2026 outlook of 2.5% to 3.5% comparable store net sales growth and adjusted EPS from continuing operations of $1.00 to $1.15

CHESAPEAKE, Va. – May 28, 2026 – Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its first quarter ended May 2, 2026.

“Our first quarter results reflect continued progress across the business and demonstrate the strength of Dollar Tree’s position as the preferred destination for value, convenience, and discovery,” said Mike Creedon, Chief Executive Officer. “We continued advancing our strategic plan – a more relevant assortment, agile cost management, a stronger customer connection, and new store growth coupled with improved store conditions – all driving operating margin expansion and delivering a strong bottom-line performance. As we celebrate our 40th anniversary in 2026, we are encouraged by the progress we are seeing across the business and remain focused on making thoughtful investments in our stores, assortment and customer experience – building Dollar Tree to last for decades to come.”

Additional Business Highlights

•Opened 113 new Dollar Tree stores during the quarter

•Converted or added about 630 stores to the Dollar Tree multi-price format, ending the quarter with approximately 5,900 multi-price stores

•Generated $644 million of net cash provided by operating activities from continuing operations and $392 million of free cash flow

•Ended the quarter with 9,382 stores across the Dollar Tree U.S. and Dollar Tree Canada banners

First Quarter 2026 Key Operating Results (unaudited) (from continuing operations unless otherwise noted)
(Compared to same period fiscal 2025)	Q1 Fiscal 2026	Change

Net Sales	$5.0B	7.2%
Same-Store Net Sales Growth	3.5%
Operating Income	$473M	23.2%
Diluted EPS	$1.76	19.7%
Adjusted Operating Income[1]	$473M	22.0%
Adjusted Diluted EPS[1]	$1.74	38.1%
[1]Adjustment for the first quarter of 2026 is a non-operating insurance gain. For the first quarter of 2025, adjustments are for strategic review costs and a non-operating insurance gain. See "Reconciliation of Non-GAAP Financial Measures" below for detailed schedules of this adjustment and the adjustments for the prior year comparable period.

First Quarter Results

Results for the first quarter ended May 2, 2026 are reported on a continuing operations basis. Continuing operations reflect the results of Dollar Tree brands in the United States and Canada.

Unless otherwise noted, all comparisons are to the prior year’s first quarter ended May 3, 2025 for the results of continuing operations.

Net sales increased 7.2% to $5.0 billion. Comparable store net sales increased 3.5%, driven by a 4.5% increase in average ticket, partially offset by a 1.0% decline in traffic.

Gross profit margin increased 120 basis points. The improvement in gross margin was primarily driven by higher mark-on, lower freight costs, and lower shrink. These benefits were partially offset by higher tariff costs and higher markdowns.

Selling, general and administrative expenses increased 50 basis points to 27.8% of total revenue. The increase was primarily due to higher marketing costs, general liability costs, and higher depreciation partially offset by lower payroll costs.

Adjusted selling, general and administrative expenses inclusive of transition services agreement income, net increased 10 basis points as a percent of total revenue.

Transition services agreement income, net was $21.1 million for services provided between Dollar Tree and Family Dollar following the sale.

Operating income increased 23% to $473.3 million and operating margin expanded 120 basis points. Adjusted operating income increased 22% to $473.3 million.

The Company’s effective tax rate was 24.9%.

Income from continuing operations was $347.3 million and diluted earnings per share from continuing operations was $1.76. On an adjusted basis, income from continuing operations was $343.4 million and adjusted diluted earnings per share was $1.74.

The Company repurchased 5.5 million shares of its common stock during the first quarter of fiscal 2026 for $595 million.

As of May 2, 2026, the Company had $1.3 billion remaining under its share repurchase authorization, $1 billion of cash and cash equivalents, no commercial paper outstanding, and no borrowings under its revolving credit facility.

Fiscal 2026 Outlook

Our full-year fiscal 2026 outlook is presented on a continuing operations basis and excludes the impact of tariff refunds.

For fiscal 2026, the Company now expects:

•Net sales from continuing operations in the range of $20.5 billion to $20.7 billion, based on comparable store net sales growth in the range of 3% to 4%

•Approximately 400 new store openings and 75 closings

•Adjusted diluted earnings per share in the range of $6.70 to $7.10

Second Quarter 2026 Outlook

The Company expects net sales from continuing operations for the second quarter will range from $4.8 billion to $4.9 billion, based on comparable store net sales growth in the range of 2.5% to 3.5%.

Adjusted diluted EPS for the second quarter 2026 is estimated to be in the range of $1.00 to $1.15.

Conference Call Information

On May 28, 2026, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is (877) 407-3943 or (201) 689-8855. A recorded version of the call will be available for seven days after the call and may be accessed by dialing (877) 660-6853 or (201) 612-7415. The access code is 13760394. A webcast of the call is also accessible through the Investor Relations portion of the Company’s website.

Supplemental financial information for the fourth quarter is available on the Investor Relations portion of the Company’s website, at https://corporate.dollartree.com/investors.

Dollar Tree, Inc., headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,300 stores and 19 distribution centers across 48 contiguous states and seven Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The Company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time to time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures we have disclosed include adjusted corporate selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net; adjusted corporate selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net as a percentage of total revenue; adjusted selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net; adjusted selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net as a percentage of total revenue; adjusted selling, general and administrative expenses, exclusive of corporate selling, general and administrative expenses; adjusted selling, general and administrative expenses, exclusive of corporate selling, general and administrative expenses as a percentage of total revenue; adjusted operating income; adjusted operating income margin; adjusted income from continuing operations; adjusted income from continuing operations as a percentage of total revenue; adjusted diluted earnings per share - continuing operations; and adjusted effective tax rate, in each case with respect to our continuing operations; and free cash flow.

Reconciliations of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the tables under the heading “Reconciliation of Non-GAAP Financial Measures” below. These tables provide additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2026, including without limitation our expectations regarding net sales, comparable store sales and adjusted diluted earnings per share for the second fiscal quarter and full fiscal year 2026, new store openings and closings for 2026 and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2026; the direct and indirect impacts of current and potential tariffs and other trade-related measures and our plans to mitigate those impacts; our plans and expectations regarding our business, including the impact of various initiatives, investments, and strategies on the company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 16, 2026, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Daniel Delrosario
Senior Vice President, Investor Relations and Treasurer
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
Condensed Consolidated Income Statements
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Revenues
Net sales	$4,970.5	$4,636.5
Other revenue	5.3	3.2
Total revenue	4,975.8	4,639.7
Expenses and other operating items
Cost of sales	3,141.0	2,987.0
Selling, general and administrative expenses	1,382.6	1,268.6
Transition services agreement income, net	21.1	—
Operating income	473.3	384.1
Interest expense, net	16.3	22.7
Other income, net	5.4	61.7
Income from continuing operations before income taxes	462.4	423.1
Provision for income taxes	115.1	109.6
Income from continuing operations	347.3	313.5
Income from discontinued operations, net of tax	—	29.9
Net income	$347.3	$343.4
Net earnings per share:
Basic from continuing operations	$1.76	$1.47
Basic from discontinued operations	—	0.14
Basic per share of common stock	$1.76	$1.61
Basic weighted average number of shares	196.8	213.6

Diluted from continuing operations	$1.76	$1.47
Diluted from discontinued operations	—	0.14
Diluted per share of common stock	$1.76	$1.61
Diluted weighted average number of shares	197.4	213.9

Selling, general and administrative expense rate	27.8%	27.3%
Transition services agreement income, net as a percentage of total revenue	0.4%	—%
Operating income margin	9.5%	8.3%
Income from continuing operations before income taxes as percentage of total revenue	9.3%	9.1%
Effective tax rate	24.9%	25.9%
Income from continuing operations as percentage of total revenue	7.0%	6.8%

The selling, general and administrative expense rate and operating income margin are calculated by dividing the applicable amount by total revenue.
Amounts in tables above may not recalculate due to rounding.

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	May 2, 2026	January 31, 2026	May 3, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$1,007.3	$717.8	$1,007.4
Merchandise inventories	2,470.8	2,495.4	2,704.0
Other current assets	220.3	233.0	179.8
Current assets of discontinued operations	—	—	4,705.5
Total current assets	3,698.4	3,446.2	8,596.7
Restricted cash	43.4	42.9	76.7
Property, plant and equipment, net	5,028.1	4,959.6	4,587.9
Operating lease right-of-use assets	4,478.2	4,435.1	4,205.6
Goodwill	423.0	423.2	422.6
Deferred income taxes, net	1.7	1.0	268.7
Other assets	151.0	158.2	133.0
Total assets	$13,823.8	$13,466.2	$18,291.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$—	$1,000.0
Current portion of operating lease liabilities	1,005.2	1,000.2	971.3
Accounts payable	1,563.8	1,530.7	1,572.0
Income taxes payable	—	—	239.9
Other current liabilities	615.4	697.7	549.9
Current liabilities of discontinued operations	—	—	3,903.7
Total current liabilities	3,184.4	3,228.6	8,236.8
Long-term debt, net, excluding current portion	2,932.6	2,431.7	2,428.8
Operating lease liabilities, long-term	3,655.5	3,623.7	3,507.3
Deferred income taxes, net	264.3	153.3	—
Income taxes payable, long-term	27.5	29.7	27.3
Other liabilities	252.5	244.3	186.2
Total liabilities	10,316.8	9,711.3	14,386.4
Shareholders' equity	3,507.0	3,754.9	3,904.8
Total liabilities and shareholders' equity	$13,823.8	$13,466.2	$18,291.2

The January 31, 2026 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Cash flows from operating activities:
Net income	$347.3	$343.4
Income from discontinued operations, net of tax	—	29.9
Income from continuing operations	$347.3	$313.5
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	177.0	151.1
Provision for deferred income taxes	110.4	14.1
Stock-based compensation expense	21.1	17.2
Impairments	0.4	0.1
Gain on insurance proceeds related to fixed assets	—	(41.0)
Other non-cash adjustments to income from continuing operations	12.4	3.1
Changes in operating assets and liabilities:
Merchandise inventories	24.1	(27.6)
Income taxes receivable	5.5	—
Other current assets	7.2	(18.6)
Other assets	(2.5)	0.7
Accounts payable	33.4	(135.9)
Income taxes payable	—	92.5
Other current liabilities	(91.9)	(13.0)
Other liabilities	5.9	2.6
Operating lease right-of-use assets and liabilities, net	(6.3)	19.7
Net cash provided by operating activities of continuing operations	644.0	378.5
Cash flows from investing activities:
Capital expenditures	(252.5)	(248.8)
Proceeds from insurance recoveries	—	50.0
Payments for fixed asset disposition	(0.4)	(0.1)
Net cash used in investing activities of continuing operations	(252.9)	(198.9)
Cash flows from financing activities:
Proceeds from long-term debt	500.0	—
Debt-issuance costs	—	(3.8)
Proceeds from stock issued pursuant to stock-based compensation plans	2.4	2.8
Cash paid for taxes on exercises/vesting of stock-based compensation	(17.5)	(10.7)
Payments for repurchase of stock	(585.8)	(427.7)
Net cash used in financing activities	(100.9)	(439.4)
Cash flows from discontinued operations:
Net cash provided by operating activities of discontinued operations	—	104.5
Net cash used in investing activities of discontinued operations	—	(45.4)
Net cash provided by discontinued operations	—	59.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.2)	0.7
Net change in cash, cash equivalents and restricted cash	290.0	(200.0)
Cash, cash equivalents and restricted cash at beginning of period	760.7	1,511.2
Cash, cash equivalents and restricted cash at end of period	$1,050.7	$1,311.2

DOLLAR TREE, INC.
Store Activity and Selected Sales Data
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Store Count:
Beginning	9,282	8,881
New stores	113	148
Stores converted from Family Dollar (a)	—	5
Closings	(13)	(18)
Ending	9,382	9,016
Selling Square Footage (in millions)	83.5	79.6
Growth Rate (Square Footage)	4.9%	7.4%

	52 Weeks Ended
	May 2, 2026	May 3, 2025
Sales per Square Foot (b)	$242	$235

(a)	Stores converted from a Family Dollar store to a Dollar Tree store are reflected in the table above when they re-opened as a Dollar Tree store.
(b)	Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted corporate selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net; adjusted corporate selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net as a percentage of total revenue; adjusted selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net; adjusted selling, general and administrative expenses, exclusive and inclusive of transition services agreement income, net as a percentage of total revenue; adjusted selling, general and administrative expenses, exclusive of corporate selling, general and administrative expenses; adjusted selling, general and administrative expenses, exclusive of corporate selling, general and administrative expenses as a percentage of total revenue; adjusted operating income; adjusted operating income margin; adjusted income from continuing operations; adjusted income from continuing operations as a percentage of total revenue; adjusted diluted earnings per share - continuing operations; and adjusted effective tax rate, in each case with respect to our continuing operations. The Company believes providing additional information in these non-GAAP measures that exclude the unusual expenses and income described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.

1.)
During the first quarter of fiscal 2025, the Company entered into a definitive agreement to sell the Family Dollar business, and completed the sale on July 5, 2025. We incurred consulting, legal and other expenses related to the sale and separation activities, including costs associated with optimizing the remaining Dollar Tree business post-divestiture. Costs associated with these activities incurred in the first quarter of fiscal 2025 totaled $3.7 million.

2.)
During the first quarter of fiscal 2024, a tornado destroyed our Dollar Tree distribution center in Marietta, Oklahoma ("DC 8"). As a result of the destruction, we have incurred losses totaling $129.0 million, consisting of $70.0 million related to damaged inventory and $59.0 million related to property and equipment. These losses are fully insured and therefore not contemplated in the non-GAAP adjustments below. Since the end of the first quarter of fiscal 2024, we have received insurance proceeds totaling $125.0 million related to damaged inventory, and $100.0 million related to damaged property, including $70.0 million in the first quarter of fiscal 2025 and $5.2 million in the first quarter of fiscal 2026. In the fourth quarter of fiscal 2024, we recorded a gain of $29.7 million for insurance proceeds received. We recorded additional gains in the first quarters of fiscal 2025 and fiscal 2026 totaling $61.8 million and $5.2 million, respectively, for insurance proceeds received.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.

A reconciliation of the projected adjusted diluted EPS, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure, is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. GAAP measures may include the impact of such items as litigation reserves; restructuring charges; goodwill and intangible asset impairments; natural disasters; our store portfolio optimization review and strategic review and sale of Family Dollar, and the tax effect of all such items. Historically, the company has excluded these items from non-GAAP financial measures. The company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business or reaching settlement of a legal dispute, are inherently unpredictable as to if or when they may occur. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Reconciliation of Adjusted Corporate Selling, General and Administrative Expenses, Exclusive of Transition Services Agreement Income, Net
Corporate selling, general and administrative expenses (GAAP)	$141.8	$141.8
Deduct: Strategic review costs	—	(0.1)
Adjusted corporate selling, general and administrative expenses, exclusive of transition services agreement income, net (Non-GAAP)	$141.8	$141.7
Adjusted corporate selling, general and administrative expenses, exclusive of transition services agreement income, net as percentage of total revenue (Non-GAAP)	2.8%	3.1%

Reconciliation of Adjusted Corporate Selling, General and Administrative Expenses, Inclusive of Transition Services Agreement Income, Net
Corporate selling, general and administrative expenses (GAAP)	$141.8	$141.8
Deduct: Strategic review costs	—	(0.1)
Deduct: Transition services agreement income, net	(21.1)	—
Adjusted corporate selling, general and administrative expenses, inclusive of transition services agreement income, net (Non-GAAP)	$120.7	$141.7
Adjusted corporate selling, general and administrative expenses, inclusive of transition services agreement income, net as percentage of total revenue (Non-GAAP)	2.4%	3.1%

Reconciliation of Adjusted Selling, General and Administrative Expenses, Exclusive of Transition Services Agreement Income, Net
Selling, general and administrative expenses (GAAP)	$1,382.6	$1,268.6
Deduct: Strategic review costs	—	(3.7)
Adjusted selling, general and administrative expenses, exclusive of transition services agreement income, net (Non-GAAP)	$1,382.6	$1,264.9
Adjusted selling, general and administrative expenses, exclusive of transition services agreement income, net as percentage of total revenue (Non-GAAP)	27.8%	27.3%

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Reconciliation of Adjusted Selling, General and Administrative Expenses, Inclusive of Transition Services Agreement Income, Net
Selling, general and administrative expenses (GAAP)	$1,382.6	$1,268.6
Deduct: Strategic review costs	—	(3.7)
Deduct: Transition services agreement income, net	(21.1)	—
Adjusted selling, general and administrative expenses, inclusive of transition services agreement income, net (Non-GAAP)	$1,361.5	$1,264.9
Adjusted selling, general and administrative expenses, inclusive of transition services agreement income, net as percentage of total revenue (Non-GAAP)	27.4%	27.3%

Reconciliation of Adjusted Selling, General and Administrative Expenses, Exclusive of Corporate Selling, General and Administrative Expenses
Selling, general and administrative expenses (GAAP)	$1,382.6	$1,268.6
Deduct: Strategic review costs	—	(3.6)
Deduct: Corporate selling, general and administrative expenses	(141.8)	(141.8)
Adjusted selling, general and administrative expenses, exclusive of corporate selling, general and administrative expenses (Non-GAAP)	$1,240.8	$1,123.2
Adjusted selling, general and administrative expenses, exclusive of corporate selling, general and administrative expenses as percentage of total revenue (Non-GAAP)	24.9%	24.2%

Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$473.3	$384.1
Add: Strategic review costs	—	3.7
Adjusted operating income (Non-GAAP)	$473.3	$387.8
Adjusted operating income margin (Non-GAAP)	9.5%	8.4%

Reconciliation of Adjusted Income from Continuing Operations
Income from Continuing Operations (GAAP)	$347.3	$313.5
SG&A adjustments:
Add: Strategic review costs	—	3.7
Non-operating adjustment:
Deduct: Non-operating insurance gain	(5.2)	(61.8)
Provision for income tax adjustments	1.3	14.3
Adjusted income from continuing operations (Non-GAAP)	$343.4	$269.7
Adjusted income from continuing operations as percentage of total revenue (Non-GAAP)	6.9%	5.8%

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures - Continuing Operations
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Reconciliation of Adjusted Diluted Earnings Per Share - Continuing Operations
Diluted earnings per share - continuing operations (GAAP)	$1.76	$1.47
SG&A adjustments:
Add: Strategic review costs	—	0.02
Non-operating adjustment:
Deduct: Non-operating insurance gain	(0.03)	(0.29)
Provision for income tax adjustments	0.01	0.07
Adjusted diluted earnings per share - continuing operations (Non-GAAP)	$1.74	$1.26

Reconciliation of Adjusted Effective Tax Rate
Effective tax rate (GAAP)	24.9%	25.9%
Add/Deduct: Tax impact of non-GAAP adjustments[1]	—%	0.2%
Adjusted effective tax rate (Non-GAAP)	24.9%	26.1%

[1]Relates to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant tax rates.
Amounts in tables above may not recalculate due to rounding.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow from Continuing Operations
Net cash provided by operating activities of continuing operations (GAAP)	$644.0	$378.5
Deduct:
Capital expenditures of continuing operations	(252.5)	(248.8)
Free cash flow from continuing operations (Non-GAAP)	$391.5	$129.7

Net cash used in investing activities of continuing operations (GAAP) (c)	$(252.9)	$(198.9)
Net cash used in financing activities (GAAP)	$(100.9)	$(439.4)

(c)	Net cash used in investing activities includes capital expenditures, which is included in our computation of free cash flow.